UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2003

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 598-3131

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

As of November 1, 2003, Health Management Associates, Inc. (the “Company”) consummated the acquisition of five non-urban hospitals from subsidiaries of Tenet Healthcare Corporation. The five hospitals acquired include the 128-bed Seven Rivers Community Hospital in Crystal River, Florida, the 137-bed Harton Regional Medical Center in Tullahoma, Tennessee, the two campus 257-bed University Medical Center in Lebanon, Tennessee, the two campus 423-bed Three Rivers Healthcare in Poplar Bluff, Missouri, and the 116-bed Twin Rivers Regional Medical Center in Kennett, Missouri. The transaction was consummated pursuant to an Asset Sale Agreement among the Company, Health Point Physician Hospital Organization, Inc., National Medical Hospital of Tullahoma, Inc., National Medical Hospital of Wilson County, Inc., S.C. Management, Inc., Tenet HealthSystem Hospitals, Inc., Tenet HealthSystem Medical, Inc., Tenet Lebanon Surgery Center, L.L.C. and Wilson County Management Services, Inc. dated as of August 22, 2003 (the “Asset Agreement”), as amended by Amendment No. 1 to Asset Sale Agreement dated as of October 31, 2003 (“Amendment No. 1”).

The aggregate consideration paid by the Company for the acquired hospitals pursuant to the Asset Agreement approximated $515 million. The purchase price was determined by the Company utilizing the criteria it applies to all hospitals for which acquisition is considered. The acquisition was financed by the Company at closing using a combination of cash on hand and borrowing under the Company’s existing $450 million credit facility. Prior to the consummation of the above described acquisition, the Company did not have any outstanding balance under such credit facility.

Copies of each of the Asset Agreement and Amendment No. 1 are attached to this Form 8-K as Exhibits 2.1 and 2.2, respectively, and the preceding summary is qualified in its entirety by reference to the Asset Agreement and Amendment No. 1.

Item 5.	Other Events and Required FD Disclosure.

On November 3, 2003, the Company issued a press release announcing the completion of its acquisition of five non-urban hospitals from subsidiaries of Tenet Healthcare Corporation. The Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file its Annual Report on Form 10-K for its fiscal year ended September 30, 2003 on or before its due date of December 29, 2003, which is within 75 days after the date on which the acquisition described in Item 2 of this Form 8-K was consummated. If, following the filing of such Form 10-K (and based upon its audited financial statements for the fiscal year ended September 30, 2003 included therein), the Company determines that financial statements are required to be filed under this Item 7(a), this Form 8-K will be amended within the prescribed time to include such financial statements.

(b) Pro Forma Financial Information.

The Company intends to file its Annual Report on Form 10-K for its fiscal year ended September 30, 2003 on or before its due date of December 29, 2003, which is within 75 days after the date on which the acquisition described in Item 2 of this Form 8-K was consummated. If, following the filing of such Form 10-K (and based upon its audited financial statements for the fiscal year ended September 30, 2003 included therein), the Company determines that pro forma financial information is required to be filed under this Item 7(b), this Form 8-K will be amended within the prescribed time to include such pro forma financial information.

(c) Exhibits.

The following exhibits are filed as a part of this Form 8-K:

Exhibit No.	Description

2.1	Asset Sale Agreement among Health Management Associates, Inc., Health Point Physician Hospital Organization, Inc., National Medical Hospital of Tullahoma, Inc., National Medical Hospital of Wilson County, Inc., S.C. Management, Inc., Tenet HealthSystem Hospitals, Inc., Tenet HealthSystem Medical, Inc., Tenet Lebanon Surgery Center, L.L.C. and Wilson County Management Services, Inc. dated as of August 22, 2003.

2.2	Amendment No. 1 to Asset Sale Agreement dated as of October 31, 2003.

99.1	Press Release dated November 3, 2003 of Health Management Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Management Associates, Inc.

Date: November 12, 2003	By:	/s/ Robert E. Farnham
Robert E. Farnham Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Sale Agreement among Health Management Associates, Inc., Health Point Physician Hospital Organization, Inc., National Medical Hospital of Tullahoma, Inc., National Medical Hospital of Wilson County, Inc., S.C. Management, Inc., Tenet HealthSystem Hospitals, Inc., Tenet HealthSystem Medical, Inc., Tenet Lebanon Surgery Center, L.L.C. and Wilson County Management Services, Inc. dated as of August 22, 2003.

2.2	Amendment No. 1 to Asset Sale Agreement dated as of October 31, 2003.

99.1	Press Release dated November 3, 2003 of Health Management Associates, Inc.